Exhibit 99.1

PROXY CARD FOR A SPECIAL MEETING OF THE STOCKHOLDERS OF

GREEN PLAINS RENEWABLE ENERGY, INC.

This Proxy is Solicited on Behalf of the Board of Directors.  The undersigned hereby appoints Robert Vavra and Wayne B. Hoovestol, and either of them, as Proxies, with full power of substitution, and hereby authorizes the Proxies to represent and to vote, as designated on the reverse side, all voting shares of common stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on August 12, 2008, at the Special Meeting of Stockholders to be held on October 10, 2008, and at any adjournment or postponement thereof.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4, except that no proxy marked “AGAINST” Proposal 1, 2 or 3 will be voted “FOR” Proposal 4.

GREEN PLAINS RENEWABLE ENERGY, INC.

9420 Underwood Ave., Suite 100

Omaha, Nebraska 68114

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to: Green Plains Renewable Energy, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	GRNPL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GREEN PLAINS RENEWABLE ENERGY, INC.

Vote on Proposals:		For	Against	Abstain

1.	To approve the Mergers.	☐	☐	☐

2.	To approve the issuance of an aggregate of 17,139,000 shares of common stock in connection with the Mergers and the Stock Purchase.	☐	☐	☐

3.	To approve the amended and restated articles of incorporation.	☐	☐	☐

4.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve either proposal 1, proposal 2 or proposal 3.	☐	☐	☐

The Board of Directors Recommends a Vote “FOR” Proposals 1, 2, 3 and 4.

This proxy,  when  properly executed,  will be voted  in  the  manner directed  herein by  the  undersigned  shareholder(s).  If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2, 3 and 4, except that no proxy marked “AGAINST” Proposal 1, 2 or 3 will be voted “FOR” Proposal 4.

The undersigned acknowledges receipt from Green Plains Renewable Energy, Inc., prior to execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement/Prospectus.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee  or  guardian,  please  give  full  title  as  such.  If  a  corporation,  please  sign  in  full  corporation  name  by  President  or  other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No
Please indicate if you plan to attend this special meeting.	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (PLEASE SIGN WITHIN BOX)	Date